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                                                                   EXHIBIT 99.1


Company Press Release

           PRISON REALTY TRUST ENTERS INTO DEFINITIVE AGREEMENT WITH
                           PACIFIC LIFE INSURANCE CO.
                Fortress/Blackstone Declines Opportunity to Match

    NASHVILLE, Tenn., April 17 /PRNewswire/-Prison Realty Trust, Inc. (NYSE:
PZN) announced today that it has entered into a definitive agreement with Pacific Life Insurance Company providing for a restructuring of Prison Realty that includes a $200 million equity investment in the company (the "Pacific Life Securities Purchase Agreement"). Prison Realty's board met on April 16 to receive the fairness opinions from their financial advisors, Wasserstein
Perella and Merrill Lynch, and to confirm the transaction.

       In connection with the execution of the Pacific Life Securities Purchase Agreement, Prison Realty has terminated its existing agreement with a group of investors led by affiliates of The Fortress Investment Group LLC, The Blackstone Group and Bank of America Corporation with respect to a previously announced restructuring transaction (the "Fortress/Blackstone Securities Purchase Agreement"). On Friday, April 14, Fortress/Blackstone declined to exercise its right to match the terms of the Pacific Life proposal as provided for under the terms of the Fortress/Blackstone Securities Purchase Agreement, thereby allowing Prison Realty to proceed with the Pacific Life transaction and enter into the Pacific Life Securities Purchase Agreement. The Fortress/Blackstone Securities Purchase Agreement provides for, as a result of its termination and the execution of the Pacific Life Securities Purchase Agreement, the payment by Prison Realty to Fortress/Blackstone of a termination fee of $7.5 million, as well as a $15.2 million commitment fee and certain expenses incurred by Fortress/Blackstone during the process.

       As previously disclosed, the terms of the Pacific Life Securities Purchase Agreement provide for the following:

       - Prison Realty will make available to all of its common shareholders a $200.0 million rights offering of its common stock at a price equal to the lower of $4.00 per share and 65% of the average market price of Prison Realty's common stock over three trading days prior to the commencement of the rights offering. The rights distributed to Prison Realty's shareholders will be freely transferable.

       - Pacific Life will provide a 100% backstop of up to $200.0 million for any unsubscribed portion of the rights offering and will receive, in exchange for such commitment, warrants to purchase
              20.0 million shares of Prison Realty's common stock (or, if greater, warrants to purchase 10% of Prison Realty's outstanding common stock on a fully diluted basis) having a term of eight years. The Warrant exercise price will be set at a 20% premium to the average closing market stock price over the five trading days prior to the end of the rights offering.


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       -      Prison Realty will retain its REIT status for the taxable year ending 1999 and, in satisfaction of Prison Realty's REIT distribution requirements, distribute to all shareholders a minimum aggregate of $150.0 million of 12% PIK Series C Preferred Stock, callable after the later of three and one-half years and the 91st day following the redemption of Prison Realty's 12% Senior Notes due 2006, and with mandatory redemption on the tenth anniversary of the issuance date. The shares will be called or redeemed at their stated amount plus accrued dividends. The
              Series C Preferred Stock will be convertible into shares of Prison Realty's common stock during certain specified periods at prescribed prices based on 100% of an average trading price. The Series C Preferred Stock will be subordinate to Prison Realty's existing 8% Series A Cumulative Preferred Stock and the new shares of Series B Preferred Stock to be issued to Pacific Life as set forth below.

       - To the extent that shares of Prison Realty's common stock are unsubscribed by the common stockholders in the rights offering, Pacific Life will purchase shares of Prison Realty's Series B Preferred Stock equal to the difference between $200.0 million and the gross proceeds received by Prison Realty in the rights offering. The Series B Preferred Stock will provide for cash dividends at a rate of 6% per annum and a PIK dividend at a rate of 4% per annum for the first three years following the date of issuance, and cash dividends at a rate of 10% per annum thereafter, payable quarterly in arrears. The Series B Preferred Stock will rank on a pari passu basis with shares of Prison Realty's existing Series A Preferred Stock. The Series B Preferred Stock will be convertible into Prison Realty's common stock at a conversion price equal to the rights offering exercise price. At the holder's option, the Series B Preferred Stock can be put to Prison Realty at any time after nine years from the date of issuance at its stated amount plus accrued dividends. The Series B Preferred Stock will be subject to mandatory redemption after 15 years at its stated amount plus accrued dividends.

       - Each of the private operating companies operating under the "Corrections Corporation of America" name, including Corrections Corporation of America (CCA), Prison Realty's primary tenant, will combine with Prison Realty upon the same terms as proposed in the merger transactions contemplated by the Fortress/Blackstone Securities Purchase Agreement.

       - The board of directors will be fixed at ten members, comprised of four members from Prison Realty's existing board, four members designated by Pacific Life and two independent directors designated jointly by Pacific Life and Prison Realty's existing board.

       - An Investment Committee of the board of directors will be created comprised of seven directors, with four designated by Pacific Life, one non-executive director, one executive director and one outside director jointly selected by the board of directors and Pacific Life. The Investment Committee will, among other things, approve the selection of Prison Realty's new CEO and CFO.


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       -      It is a condition to the obligations of Pacific Life that existing securities litigation shall have been finally settled on terms and conditions satisfactory to Pacific Life or, in the alternative, that liability insurance shall have been obtained providing coverage for liability.

       - It is a condition to the obligations of Pacific Life that Prison Realty's existing senior indebtedness be refinanced or rolled over by the existing lending group.

       - No fees are payable to Pacific Life, other than the reimbursement of expenses, including outside legal counsel, accountants, financial advisors and consultants.

       The completion of the transactions contemplated by the Pacific Life Securities Purchase Agreement, including the issuance of the Series B Preferred Stock and the Warrant, and Prison Realty's election not to be taxed as a REIT commencing with its 2000 taxable year, is subject to Prison Realty shareholder approval. Prison Realty currently anticipates filing preliminary proxy materials, or amending materials already on file, with the Securities and Exchange Commission in connection with these transactions as soon as is practicable. The company anticipates holding a special meeting of its shareholders later this year.

       Prison Realty will file a Current Report on Form 8-K with the Commission containing the full text of the Pacific Life Securities Purchase Agreement, a form of which was previously filed by Prison Realty with the Commission on April 10, 2000, as part of a Current Report on Form 8-K.

       Prison Realty's business is the development and ownership of correctional and detention facilities. Headquartered in Nashville, Tenn., the company provides financing, design, construction and renovation of new and existing jails and prisons that it leases to both private and governmental managers. Prison Realty currently owns or is developing 50 correctional and detention facilities in 17 states, the District of Columbia and the United Kingdom.

       The companies doing business as Corrections Corporation of America provide detention and corrections services to governmental agencies. The company is the industry leader in private sector corrections with more than 73,000 beds in 80 facilities under contract or under development in the United States, Puerto Rico, Australia and the United Kingdom. CCA's full range of services includes design, construction, renovation and management of new or existing jails and prisons, as well as long-distance inmate transportation services.

       This news release contains forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those set forth in the forward-looking statements.